EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Fourth Quarter 2021 Financial Results
Total Contract Value $4.2 billion, +16% YoY FX Neutral

FOURTH QUARTER 2021 HIGHLIGHTS

•Revenues: $1.3 billion, +17% as reported; +18% FX neutral.
•Net income: $209 million; adjusted EBITDA: $307 million, +25% as reported, +26% FX neutral.
•Diluted EPS: $2.50, +88%; adjusted EPS: $2.99, +88%.
•Operating cash flow: $235 million; free cash flow: $214 million, -10%.
•Repurchased 0.6 million common shares for $217 million.
•Board of Directors increased the share repurchase authorization by $500 million in February 2022.

FULL YEAR 2021 HIGHLIGHTS

•Revenues: $4.7 billion, +15% as reported, +14% FX neutral.
•Net income: $794 million; adjusted EBITDA: $1.3 billion, +57% as reported, +54% FX neutral.
•Diluted EPS: $9.21, +211%; adjusted EPS: $9.22, +89%.
•Operating cash flow: $1.3 billion; free cash flow: $1.3 billion, +53%.
•Repurchased 7.3 million common shares for $1.7 billion.

STAMFORD, Conn., February 8, 2022 — Gartner, Inc. (NYSE: IT), today reported results for the fourth quarter 2021 and provided its financial outlook for the full year 2022. Additional information regarding the Company’s results and 2022 financial outlook are provided in an earnings supplement available on the Company’s Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chief Executive Officer, commented, “Gartner had a strong finish to an already good year, delivering contract value at the high end of our medium-term guidance, revenue growth across all three segments, and outstanding free cash flow generation. We repurchased $1.7 billion of stock during the year and remain committed to returning excess capital to shareholders. Heading into 2022, we are well-positioned to drive long-term, sustained, double-digit growth.”

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, February 8, 2022 to discuss the Company’s financial results. The call will be available via the Company’s website at https://investor.gartner.com or by dialing 844-413-7151 (conference ID 2998443). A replay of the webcast will be available on the Company’s website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	December 31,			Inc/(Dec)
	2021	2020	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,306	$1,113	17%	18%
Net income	209	120	75%	na
Diluted EPS	2.50	1.33	88%	na
Operating cash flow	235	260	(10)%	na

Non-GAAP Metrics:
Adjusted EBITDA	$307	$245	25%	26%
Adjusted EPS	2.99	1.59	88%	na
Free cash flow	214	237	(10)%	na
na=not available

SEGMENT RESULTS HIGHLIGHTS

•Global Technology Sales Contract Value (GTS CV): $3.4 billion, +14% YoY FX Neutral
•Global Business Sales Contract Value (GBS CV): $0.9 billion, +24% YoY FX Neutral

Our segment results for the three months ended December 31, 2021 were as follows:
(Unaudited; $ in millions)

	Research	Conferences	Consulting

Revenues	$1,081	$107	$118
Inc/(Dec)	17%	15%	26%
Inc/(Dec) - FX neutral	17%	16%	27%

Gross contribution	$801	$66	$46
Inc/(Dec)	20%	(9)%	87%
Contribution margin	74%	61%	39%

Additional details regarding our segment results can be obtained in the earnings supplement and on our webcast call.
Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under “Non-GAAP Financial Measures” and the related reconciliations are under “Supplemental Information — Non-GAAP Reconciliations.” In this Press Release, some totals may not add due to rounding. The percentage changes are based on the unrounded whole number and recalculation based on millions may yield a different result.

ANNUAL MEETING OF STOCKHOLDERS

Gartner will hold its 2022 Annual Meeting of Stockholders virtually at 10:00 a.m. Eastern time on Thursday, June 2, 2022.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) delivers actionable, objective insight to executives and their teams. Our expert guidance and tools enable faster, smarter decisions and stronger performance on an organization’s mission critical priorities.

CONTACTS

David Cohen
GVP, Investor Relations, Gartner
+1 203.316.6631

Kathleen Persaud
Senior Director, Investor Relations, Gartner
+1 203.316.1672

investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Such factors include, but are not limited to, the following: uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 pandemic; the current, and uncertain future, impact of the COVID-19 pandemic, including the impact of the Delta, Omicron and other new variants, and governments’ responses to it on our business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the adequacy or effectiveness of steps we take to respond to the crisis; our ability to recover potential claims under our event cancellation insurance; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series that normally occurs during the fourth quarter, as well as the timing of our return to in-person conferences and meetings and willingness of participants to attend; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of recent labor shortages; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce and protect our intellectual property rights; additional risks associated with international operations, including foreign currency fluctuations; the U.K.’s exit from the European Union and its impact on our results; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; general economic conditions; changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates and the effect on the credit markets and access to capital; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of changes in tax policy and heightened scrutiny from various taxing authorities globally; uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmark; changes to laws and regulations; and other risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) loss on extinguishment of debt, as applicable; (iv) gain on event cancellation insurance claims, as applicable; (v) other (income) expense, net; (vi) stock-based compensation expense; (vii) depreciation, amortization, and accretion; (viii) loss on impairment of lease related assets, net, as applicable; and (ix) acquisition and integration charges and certain other non-recurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) loss on extinguishment of debt, as applicable; (iv) gain on event cancellation insurance claims, as applicable; (v) loss on impairment of lease related assets, net as applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vii) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Adjusted EPS: Represents GAAP diluted EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) loss on extinguishment of debt, as applicable; (iv) gain on event cancellation insurance claims, as applicable; (v) loss on impairment of lease related assets, net as applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vii) the related tax effect. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates to all periods presented.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” above for definitions of these measures.

Reconciliation - GAAP Net Income to Adjusted EBITDA
(Unaudited; $ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net income	$209	$120	$794	$267
Interest expense, net	31	26	117	114
Gain on event cancellation insurance claims (a)	(17)	—	(152)	—
Loss on extinguishment of debt (b)	—	—	—	45
Other (income) expense, net	(6)	(4)	(18)	6
Tax (benefit) provision	(32)	37	176	59
Operating income	185	178	916	490
Adjustments:
Stock-based compensation expense (c)	17	6	99	63
Depreciation, amortization and accretion (d)	52	57	213	220
Loss on impairment of lease related assets,net (e)	50	—	50	—
Acquisition and integration charges and other non-recurring items (f)	3	4	10	45
Adjusted EBITDA	$307	$245	$1,288	$818

(a)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(b)	Includes $30.8 million early redemption premium payment and $14.0 million write-off of unamortized deferred financing fees related to the early repayment of the 2025 Senior Notes and the 2016 Credit Agreement.
(c)	Consists of charges for stock-based compensation awards.
(d)	Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(e)	Includes impairment loss for lease related assets, net of a reduction in lease liabilities.
(f)	Consists of incremental and directly-related charges related to acquisitions, facility-related exit costs, workforce reductions and other non-recurring items.

Reconciliation - GAAP Net Income and GAAP income per share to Adjusted Net Income and Adjusted EPS
(Unaudited; $ in millions, except per share amounts)

	Three Months Ended December 31,
	2021		2020
	Amount	Per Share	Amount	Per Share
GAAP net income	$209	$2.50	$120	$1.33
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	26	0.31	30	0.34
Acquisition and integration charges and other non-recurring items (b), (c)	4	0.05	5	0.05
Gain on event cancellation insurance claims (d)	(17)	(0.20)	—	—
Loss on impairment of lease related assets,net (e)	50	0.59	—	—
Gain on de-designated interest rate swaps (h)	(8)	(0.10)	(3)	(0.03)
Tax impact of adjustments (i)	(13)	(0.16)	(9)	(0.10)
Adjusted net income and Adjusted EPS (j)	$251	$2.99	$143	$1.59

	Year Ended December 31,
	2021		2020
	Amount	Per Share	Amount	Per Share
GAAP net income	$794	$9.21	$267	$2.96
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	110	1.27	125	1.39
Acquisition and integration charges and other non-recurring items (b), (c)	14	0.17	53	0.59
Gain on event cancellation insurance claims (d)	(152)	(1.77)	—	—
Loss on impairment of lease related assets,net (e)	50	0.57	—	—
Loss on extinguishment of debt (f)	—	—	45	0.50
Amortization of deferred swap losses from de-designation (g)	—	—	10	0.11
Gain on de-designated interest rate swaps (h)	(20)	(0.23)	(2)	(0.02)
Tax impact of adjustments (i)	—	—	(58)	(0.64)
Adjusted net income and Adjusted EPS (j)	$795	$9.22	$440	$4.89

(a)	Consists of non-cash amortization charges from acquired intangibles.
(b)	Consists of incremental and directly-related charges related to acquisitions, facility-related exit costs, workforce reductions and other non-recurring items.
(c)	Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Company’s accompanying Condensed Consolidated Statements of Operations and in the Adjusted EBITDA table above.
(d)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(e)	Includes impairment loss for lease related assets, net of a reduction in lease liabilities.
(f)	Includes $30.8 million early redemption premium payment and $14.0 million write-off of unamortized deferred financing fees related to the early repayment of the 2025 Senior Notes and the 2016 Credit Agreement.
(g)	Consist of the non-cash loss on de-designated interest rate swaps as a result of the payment under the then outstanding 2016 Credit Agreement term loan and revolving credit facility on June 30, 2020.
(h)	Represents the fair value adjustment for interest rate swaps after de-designation.
(i)
The blended effective tax rates on the adjustments were approximately 24% and 28% for the three months ended December 31, 2021 and 2020, respectively, and (8)% and 25% for the years ended December 31, 2021 and 2020, respectively.

(j)
Adjusted EPS was calculated based on 83.8 million and 90.1 million diluted shares for the three months ended December 31, 2021 and 2020, respectively, and 86.2 million and 90.0 million diluted shares for the years ended December 31, 2021 and 2020, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow
(Unaudited; $ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP cash provided by operating activities	$235	$260	$1,312	$903
Cash paid for capital expenditures	(21)	(23)	(60)	(84)
Free cash flow	$214	$237	$1,253	$819

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in millions, except per share data)

	Three Months Ended
	December 31,
	2021	2020
Revenues:
Research	$1,081.3	$925.6
Conferences	107.0	93.2
Consulting	118.0	94.0
Total revenues	1,306.3	1,112.8
Costs and expenses:
Cost of services and product development	399.6	351.5
Selling, general and administrative	667.4	526.1
Depreciation	25.8	25.9
Amortization of intangibles	25.8	30.4
Acquisition and integration charges	2.3	0.8
Total costs and expenses	1,120.9	934.7
Operating income	185.4	178.1
Interest expense, net	(31.5)	(26.4)
Gain on event cancellation insurance claims	16.8	—
Other income, net	6.4	4.4
Income before income taxes	177.1	156.1
(Benefit) provision for income taxes	(32.3)	36.5
Net income	$209.4	$119.6

Net income per share:
Basic	$2.54	$1.34
Diluted	$2.50	$1.33
Weighted average shares outstanding:
Basic	82.5	89.3
Diluted	83.8	90.1

Source: Gartner, Inc.

Gartner-IR